Exhibit 99.1

From: Broady Hodder
To: Clearwire Employees
Subject: Stockholder Vote

Team -

As you know, we will be hosting a Special Meeting of stockholders on May 21st to vote on the proposed Sprint transaction.

If you are a Clearwire stockholder, you will soon receive proxy materials in the mail that include WHITE and GOLD cards asking you to vote on the proposed transaction with Sprint. You may be contacted by parties seeking to influence the manner in which you vote your shares. Please note that the votes of all of Clearwire stockholders are important.

If you fail to vote it will have the same effect as a vote cast against the Merger Agreement Proposal, the Charter Amendment Proposal and the NASDAQ Authorization Proposal, but it will not have any effect on the Adjournment Proposal or the Golden Parachute Proposal. If you abstain from voting it will have the same effect as a vote cast against all the proposals. If you are a Clearwire stockholder, it is important that you return your proxy and vote your shares.

The Special Committee of the board of directors continues to recommend that all stockholders vote in favor of the proposed transaction with Sprint and urges you to complete and return the WHITE proxy card. Please keep in mind that in addition to the Clearwire stockholder vote, successful closing of the transaction is contingent upon receiving regulatory approval, a process that is ongoing, and the successful closing of Sprint's transaction with SoftBank (or the closing of a Sprint-DISH transaction, if Sprint terminates the Softbank merger agreement to pursue the DISH proposal).

In the meantime, there is likely to be heightened interest in Clearwire and it is imperative that media and analyst inquiries be handled appropriately. Please direct investor inquiries to Alice Ryder, vice president of investor relations at 425.505.6494 or alice.ryder@clearwire.com. Media inquiries should be forwarded to Susan Johnston, vice president of corporate communications at 425.505.6178 or susan.johnston@clearwire.com.

Thank you for your continued support.

Broady

Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature.
This Current Report on Form 8-K contains forward-looking statements relating to the proposed merger and related transactions (the “transaction”) between Sprint and Clearwire. All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits and efficiencies of the transaction; the competitive ability and position of Sprint and Clearwire; and any assumptions underlying any of the foregoing, are forward- looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, any conditions imposed in connection with the transaction, approval of the transaction by Clearwire stockholders, the satisfaction of various other conditions to the closing of the transaction contemplated by the merger agreement, and other factors discussed in Clearwire's and Sprint's Annual Reports on Form 10- K for their respective fiscal years ended December 31, 2012,  their other respective filings with the U.S. Securities and Exchange Commission (the “SEC”) and the proxy statement and other materials that have been or will be filed with the SEC by Clearwire in connection with the transaction. There can be no assurance that the transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the transaction will be realized.
Clearwire does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It
In connection with the transaction, Clearwire has filed a Rule 13e-3 Transaction Statement and a definitive proxy statement with the SEC. The definitive proxy statement has been mailed to the Clearwire's stockholders. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT CLEARWIRE AND THE TRANSACTION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, the documents filed by Clearwire with the SEC may be obtained free of charge by contacting Clearwire at Clearwire, Attn: Investor Relations, (425) 505-6494. Clearwire's filings with the SEC are also available on its website at www.clearwire.com.
Participants in the Solicitation
Clearwire and its officers and directors and Sprint and its officers and directors may be deemed to be participants in the solicitation of proxies from Clearwire stockholders with respect to the transaction. Information about Clearwire officers and directors and their ownership of Clearwire common shares is set forth in the definitive proxy statement for Clearwire's Special Meeting of Stockholders, which was filed with the SEC on April 24, 2013. Information about Sprint officers and directors is set forth in Sprint's Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 28, 2013. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed by Clearwire with the SEC.